                                                                     Exhibit 4.4

                                   EXHIBIT A-1
                                 (Face of Note)

                     __% [Series__] Senior Note due [_____]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]


CUSIP:
No:                                                              $______________

                       KULICKE AND SOFFA INDUSTRIES, INC.

promises to pay to _________ or registered assigns, the principal sum of _______

Dollars on _____________.
Interest Payment Dates: _____________.
Record Dates: _____________.




                                          Kulicke and Soffa Industries, Inc.

                                          By:______________________________
                                          Name:
                                          Title:

This is one of the Notes referred to in the within-mentioned Indenture:

LaSalle Bank National Association,
as Trustee

By: __________________________________
Authorized Officer

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

                                 (Back of Note)

                     __% [Series __] Senior Note due [____]

                  Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          1. Interest. Kulicke and Soffa Industries, Inc., a Pennsylvania corporation (the "Company"), promises to pay interest on the principal amount of this Note at __% per annum from [__________] until maturity. The Company will pay interest [__________] on _________ and _________ of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be ___________. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the ________ or ________ next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.14 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          3. Paying Agent and Registrar. Initially, LaSalle Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company may act in any such capacity.

          4. Indenture. The Company issued the Notes under an Indenture dated as of _____________ (the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and in [a Supplemental Indenture] [resolutions of [the [___] Committee of ] the Company's Board of Directors] dated ______________, and those terms made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb) (the "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The Notes are general obligations of the Company. "Notes" means this Note and all other Notes of the series of which this Note is a part. The Notes are "Securities" within the meaning of the Indenture, and references in the Indenture to "Securities" (including terms such as "Global Securities") include the Notes (and any "Global Notes" as used herein).

          5. Optional Redemption.

          [(a)] The Notes will not be redeemable at the Company's option prior to _____________. The Notes may be redeemed, in whole or in part, at the option of the Company on or after _____________, at the redemption prices specified below (expressed as percentages of the principal amount thereof), in each case, together with accrued and unpaid interest, hereon to the date of redemption, upon not less than 30 nor more than 60 days' notice, if redeemed during the twelve-month period beginning on ___________ of the years indicated below:

                                                     Redemption
     Year                                               Price
     ----                                               -----









          [(b) Notwithstanding the foregoing, prior to ____________, the Company may, on any one or more occasions, use the net proceeds of one or more offerings of its capital stock to redeem up to __% of the aggregate principal amount of all notes that had been issued under the Indenture up to the time of redemption at a redemption price of __% the principal amount of the notes redeemed, plus accrued and unpaid interest, to the date of redemption; provided that, after any such redemption, the aggregate principal amount of the Notes outstanding (excluding Notes held by the Company and its Subsidiaries) must equal at least __% of the Notes that had been issued under the Indenture up to the time of redemption; and provided further, that any such redemption shall occur within 90 days of the date of closing of such offering of Capital Stock of the Company.]

          6. Mandatory Redemption. [The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.] or [Describe mandatory redemption or sinking fund provisions.]

          7. Notice of Redemption. Notice of Redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

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

          8. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in all appropriate denominations. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not transfer or exchange any Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

          9. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

          10. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of a majority in principal amount of the then outstanding Notes and other series of Securities affected (treating the Notes and such other series as a single class), and any existing default or compliance with any provision of the Indenture, the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes and other series of Securities affected (treating the Notes and such other series as a single class). Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.

          11. Defaults and Remedies. Each of the following constitutes an Event of Default: (i) default by the Company in the payment of interest on the Notes when the same becomes due and payable and default continues for a period of 30 days; (ii) default by the Company in the payment of the principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption or otherwise; (3) failure by the Company for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes and (4) certain events of bankruptcy or insolvency with respect to the Company. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes and other series of Securities affected (treating the Notes and such other series as a single class) may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes and other series of Securities affected (treating the Notes and such other series as a single class) may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes and other series of Securities affected (treating the Notes and such other series as a single class) and other series of Securities affected (treating the Notes and such other series as a single class) then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal, interest or premium on the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

          12. Trustee Dealings With the Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

          13. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          14. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          15. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          16. Cusip Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

             Kulicke and Soffa Industries, Inc.
             2101 Blair Mill Road
             Willow Grove, PA 19090
             Attention: Clifford G. Sprague, Chief Financial Officer

                                 Assignment Form

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date: ________
                                              Your
                                              Signature:________________
                                              (Sign exactly as your name appears
                                              on the face of this Note)

Signature Guarantee.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                   Principal
                          Amount of           Amount of            Amount of           Signature of
                         decrease in         increase in      this Global Amount        authorized
                          Principal           Principal         following such          officer of
       Date of         Amount of this       Amount of this          decrease              Trustee or
      Exchange           Global Note         Global Note        (or increase)         Note Custodian
  ----------------   ------------------   -----------------   ------------------    -------------------

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